UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2025

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17 State Street, Suite 4000, New York City, New York	10004
(Address of registrant’s principal executive office)	(Zip code)

(212) 739-0727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Director

On January 28, 2025, John McQuillan, a Class I director of Alternus Clean Energy, Inc. (the “Company”), notified the Company that they will resign from the Company’s Board of Directors (the “Board”) effective immediately. Mr. McQuillan’s decision to resign from the Board is solely for personal reasons and is not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles or financial statement disclosure.

(b) Election of Director

On January 28, 2025, Rolf S. Wikborg was elected to the Board effective immediately. The Board assessed the independence of Mr. Wikborg under the Company’s Corporate Governance Guidelines and the independence standards under Nasdaq rules and has determined that Mr. Wikborg is independent. Along with their appointment, Mr. Wikborg was appointed to serve on the Audit Committee, as well as the Chair of the Compensation Committee, and as a member of the Nominating and Corporate Governance Committee of the Company, effective immediately. Mr. Wikborg will serve as an independent director until the Company’s 2025 annual meeting of stockholders.

Mr, Wikborg has significant experience in renewable energy and energies in general.  He is currently Chairman of Norhybrid a Norwegian based manufacturer of vertical industrial wind turbines. He is also chair of Carbon Value Technologies and a Director of a Fintech company, FutureXchange.  From 2020 to 2024 he has been a partner with Greenlight Group, a fund that holds a variety of investments in solar, wind, battery management systems, black pellets and biogas.  He has also been involved in some of the most CO2 reducing maritime projects with dual fuel, batteries and wind assisted ships.Mr. Wikborg also served, from 2007 to 2015,  as Director of a NYSE listed transportation company, DHT, where he was also chair of the compensation committee, and was a Director of an Oslo listed dry cargo transportation company, Western Bulk, from 2012 to 2016.  Wikborg lived 16 years in the US from 1986 - 2002, establishing and building up AMA Capital Partners LLC, New York based merchant bankers in M&A, restructuring of debt including bonds and managing equity and debt funds within maritime, transportation and energy. Prior to New York, Wikborg was Managing Director of Fearnleys Mexico. He remained with AMA after moving back to Norway and was involved in restructurings and M&A. From 2004 to 2008 he was an advisor to Kuwait Finance House in the shariah based equity investment in maritime and energy and was a Partner with SinoEnergy Capital in Hong Kong, investing in harsh environment jack up rigs.

Mr. Wikborg graduated from University of Manchester Institute of Science & Technology with Honors.  He also studied marine law and marine insurance law at the Norwegian Shipping Academy.  He is an officer of the Royal Norwegian Navy.

We believe Rolf S. Wikborg is qualified to serve on the Board of Directors of the Company due to his international experience, previous and current board positions in the US and Norway as well as his knowledge of the renewable energy industry.

There is no arrangement or understanding, pursuant to which Mr. Wikborg was appointed as a director of the Company. Mr. Wikborg is not related to any existing officer or director of the Company. There are also no transactions or relationships between or among Mr. Wikborg and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a result of the appointment of Mr. Wikborg as a member of the Board and as a member of the Audit Committee, the Company believes it is now in compliance with the board independence requirements as set forth in Nasdaq Listing Rule 5605(b)(1), and the audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2025	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

2